UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2024

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-14050	98-1607883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

(345) 814-5726

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	BCSAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share, included as part of the Units	BCSA	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	BCSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 31, 2024, BCSA issued a press release announcing its liquidation and redemption, as described below. BCSA has filed a copy of the press release as Exhibit 99.1 hereto, and it is incorporated by reference herein.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

Dissolution and Liquidation of the Company

As previously reported, on September 26, 2024, the business combination agreement dated April 9, 2024, by and between Blockchain Coinvestors Acquisition Corp. I (the “Company”), Linqto, Inc. (“Linqto”) and the other parties named therein, was terminated.

The Amended and Restated Memorandum and Articles of Association, as amended (the “Charter”) of the Company requires the Company to complete its initial business combination by November 15, 2024. The Company will not complete the initial business combination by November 15, 2024; therefore, the Charter requires the Company to, and the Company will:

(i)	cease all operations except for the purpose of winding up;

(ii)	as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(iii)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve.

All terms above not defined herein shall have the meaning under the Charter.

Only those Class A ordinary shares of the Company issued as part of the Company’s public units issued in connection with its initial public offering (the “Public Shares”) will have the right to receive the per-share redemption price pursuant to the Charter. Blockchain Coinvestors Sponsor I LLC, the Company’s sponsor, and its independent directors, have waived any right to receive funds from the Company’s trust account with respect to any Class A ordinary shares they own. The per-share redemption price for the Public Shares is expected to be approximately $11.39 (the “Redemption Amount”), which will be further adjusted, as described below. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Company’s trust account to pay dissolution expenses. The Company expects that the balance of the Company’s trust account, including any interest income to be earned on the trust account and reduction for the dissolution expenses and tax payment, at liquidation will be approximately $17.9 million. On October 22, 2024, the Company received the $5.0 million termination fee (the “Termination Fee”) from Linqto, which was required to be paid under the terminated business combination agreement. The Termination Fee is being used to fund the Company’s outstanding obligations and any remaining amounts, if any, will be distributed as a liquidation distribution following the redemption of the Public Shares.

The number of remaining Public Shares of the Company as of October 30, 2024 was 1,578,648.

Beneficial owners of the Public Shares held in “street name,” will not need to take any action in order to receive the Redemption Amount. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

As of October 30, 2024, the Company shall cease all operations except for those required to wind up its business. The liquidation of the Trust Account is expected to occur on or about November 13, 2024.

The Company expects that the Nasdaq Stock Market will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. The Company anticipates that the last day of trading of the Public Shares and the Company’s publicly traded units and warrants on the Nasdaq Stock Market will be on or around November 12, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2024	BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

	By:	/s/ Lou Kerner
	Name:	Lou Kerner
	Title:	Chief Executive Officer

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